UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 1, 2009

FelCor Lodging Limited Partnership
(Exact name of registrant as specified in its charter)

Delaware	333-39595-01	75-2544994
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

545 E. John Carpenter Frwy., Suite 1300 Irving, Texas	75062
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(972) 444-4900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01                           Entry into a Material Definitive Agreement.

Indenture

On October 1, 2009, FelCor Escrow Holdings, L.L.C. (“FelCor Escrow Sub”), a subsidiary of FelCor Lodging Limited Partnership (“FelCor LP”), issued $636 million in aggregate principal amount of senior secured notes (the “Notes”) that bear a fixed interest rate of ten percent per year and mature on October 1, 2014.  The notes were offered to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"), and to persons outside the United States under Regulation S of the Securities Act.  The Notes are governed by an indenture (the “Indenture”) entered into by FelCor Escrow Sub and U.S. Bank National Association, as trustee.

The net proceeds of the offering were approximately $558 million after the original issue discount, fees and expenses.  The proceeds will be used to fund FelCor LP’s offers to purchase all of its outstanding senior notes. Upon the tender of and final acceptance for purchase and payment of at least 90% of FelCor LP’s 8 ½% senior notes due 2011 (the “8 ½% Notes”) by FelCor LP or at such earlier time as FelCor LP shall determine in it sole discretion, FelCor LP will assume FelCor Escrow Sub’s obligations under the Notes (the “Assumption”).  Until the Assumption, the gross proceeds from the sale of the Notes will be held in an escrow account by U.S. Bank National Association, as escrow agent. After the Assumption, the Notes will be secured by a pledge of the limited partner interests in FelCor LP owned by FelCor Lodging Trust Incorporated (“FelCor”), a combination of first lien mortgages and related security interests on up to 14 hotels, and pledges of equity interests in certain subsidiaries of FelCor LP.  If for any reason the Assumption is not consummated by December 2, 2009, the Notes shall be redeemed at a redemption price equal to 100% of gross proceeds resulting from the sale of the Notes, plus accrued and unpaid interest through the mandatory redemption date.  As of the date this Current Report was filed, an insufficient amount of 8 ½% Notes had been tendered, and the foregoing condition had not been satisfied or waived.

Supplemental Indentures

FelCor LP, FelCor and certain of their subsidiaries entered into supplemental indentures that became effective on October 1, 2009 (the “Supplemental Indentures”) to the indentures (the “Old Indentures”) governing the 8 ½% Notes and FelCor LP’s senior floating rate notes due 2011 (the “Floating Rate Notes” and, together with the 8 ½% Notes, the “Old Notes”), following receipt of requisite consents of the noteholders. The Supplemental Indentures were entered into with the trustee under the Old Indentures and eliminate substantially all restrictive covenants, certain events of default, guaranties and related provisions in the Old Indentures. Thereafter, the Old Notes will be effectively subordinated to the Notes to the extent the Notes are secured and/or guaranteed by subsidiaries of FelCor LP. These consents were solicited pursuant to the consent solicitations commenced on September 17, 2009. The amendments contained in the Supplemental Indentures are effective only upon the consummation of the Assumption and the related acceptance for payment and purchase of all validly tendered Old Notes.  Copies of the Supplemental Indentures are attached hereto as Exhibits 4.2 and 4.3 and are incorporated herein by reference.

Section 2 – Financial Information

Item 2.03                      Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

     See “Indenture” under Item 1.01 above, which is incorporated herein by reference.

Section 3 – Securities and Trading Markets

Item 3.03                      Material Modification to Rights of Security Holders.

     See “Supplemental Indentures” under Item 1.01 above, which is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number	Description of Exhibit

4.1
Indenture, dated as of October 1, 2009, by and between FelCor Escrow Holdings, L.L.C. and U.S. Bank National Association, as trustee (filed as exhibit 4.1 to FelCor Lodging Trust Incorporated’s Current Report on Form 8-K, dated October 1, 2009 and filed on October 7, 2009 (the “FelCor 8-K”) and incorporated herein by reference)

4.2
Sixth Supplemental Indenture, dated as of September 30, 2009, by and among FelCor Lodging Trust Incorporated, FelCor Lodging Limited Partnership, certain of their subsidiaries, as guarantors, and U.S. Bank National Association, as successor to SunTrust Bank, as trustee, relating to the 8 ½% Notes (filed as exhibit 4.2 to the FelCor 8-K and incorporated herein by reference)

4.3
Third Supplemental Indenture, dated as of September 30, 2009, by and among FelCor Lodging Trust Incorporated, FelCor Lodging Limited Partnership , certain of their subsidiaries, as guarantors, and U.S. Bank National Association, as trustee, relating to the Floating Rate Notes (filed as exhibit 4.3 to the FelCor 8-K and incorporated herein by reference)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FELCOR LODGING LIMITED PARTNERSHIP

	By:	FelCor Lodging Trust Incorporated
Its general partner

Date: October 7, 2009	By:	/s/Jonathan H. Yellen
	Name:	Jonathan H. Yellen
	Title:	Executive Vice President, General Counsel and Secretary